UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 11, 2011
Harvest Natural Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 281-899-5720
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On April 8, 2011, Harvest Natural Resources, Inc. issued the press release attached hereto as Exhibit 99.1 announcing that James A. Edmiston, President and Chief Executive Officer, will present at the Independent Petroleum Association of America (IPAA) Oil and Gas Investment Symposium in New York at 10:30 a.m. EDT on Tuesday, April 12, 2011. The live audio webcast of the presentation and accompanying materials (attached here as Exhibit 99.2) can be accessed at Harvest’s website at www.harvestnr.com by clicking on the Investor Relations tab, then the Webcasts and Presentation tab.
On April 8, 2011, Harvest Natural Resources, Inc. issued the press release attached hereto as Exhibit 99.3 providing an operational update of its first quarter domestic and international exploration and production activity.
Item 9.01 Financial Statements and Exhibits.
Exhibits.
99.1 Press release, dated April 8, 2011, of Harvest Natural Resources, Inc. titled “Harvest Natural Resources to Present at the IPAA OGIS New York Conference”.
99.2 Presentation of company material entitled “IPAA Presentation New York April 12, 2011”.
99.3 Press release, dated April 8, 2011, of Harvest Natural Resources, Inc. titled “Harvest Natural Resources First Quarter Operational Update”.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.
April 11, 2011	By:	Keith L. Head
		Name:	Keith L. Head
		Title:	Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press release, dated April 8, 2011, of Harvest Natural Resources, Inc. titled “Harvest Natural Resources to Present at the IPAA OGIS New York Conference”.

99.2	Presentation of company material entitled “IPAA Presentation New York April 12, 2011”.

99.3	Press release, dated April 8, 2011, of Harvest Natural Resources, Inc. titled “Harvest Natural Resources First Quarter Operational Update”.